INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

     THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “Assignment”) is made and dated as of June 2, 2009 (the “Effective Date”) by and between CombinatoRx, Incorporated, a Delaware corporation with its principal office and place of business at 245 1st Street, Cambridge, MA 02142 (“CRX”), and ExCRX Singapore Pte. Ltd., formerly known as CombinatoRx (Singapore) Pte Ltd, a company incorporated in Singapore with company registration number 200511269N whose registered office is 11 Biopolis Way #08-05/06 Helios Singapore 138667 (“CRX-SG”).

     WHEREAS, CRX and CRX-SG have entered into a Termination Agreement of even date herewith, pursuant to which the Services Agreement between CRX and CRX-SG, dated as of August 19, 2005 (the “Prior Services Agreement”) has been terminated; and

     WHEREAS, CRX and CRX-SG have entered into a Transition Services Agreement of even date herewith (the “Transition Services Agreement”), pursuant to which CRX agrees to transition services previously performed by CRX to third parties designated by CRX-SG to perform such services; and

     WHEREAS, CRX and CRX-SG wish to confirm their understanding regarding certain intellectual property rights.

     NOW THEREFORE, be it known that, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1. Definitions.

“Agreement IP Rights” shall mean the Project Intellectual Property and the Previously Assigned Patent Rights.

“CRX Technology” shall mean all inventions, discoveries, technologies, trade secrets, works of authorship, writings, data and other information (i) that were owned by CRX prior to the conduct or commencement of any services pursuant to the Prior Services Agreement, or which were developed or acquired by CRX independently of, and not in the performance of services pursuant to the Prior Services Agreement or (ii) that were developed or acquired by CRX in the performance of services pursuant to the Prior Services Agreement and that do not relate to novel therapeutic combinations for Infectious Disease.

“Infectious Disease” shall mean any disease indication caused by a viral, bacterial or fungal infection, other than any disease indication which may be related to or caused by a viral, bacterial or fungal infection, or which may have a putative infectious component, but primary treatment for which, as of the initiation of research or development work on such indication by CRX, is not typically anti-infective in nature, including, without limitation or by way of example, such indications as cervical cancer (possibly caused by HPV) or Crohn’s disease (putative cause: infections).

“Previously Assigned Patent Rights” shall mean all right, title and interest in and to any U.S. Patent Applications listed on Exhibit A, any invention claimed therein, any other patent application directed to any such invention, and all Letters Patent of the United States that may be granted thereon, and all reissues, continuations, continuations-in-part, divisions, revisions, reexaminations, and extensions thereof; and all rights to claim priority on the basis of such applications, and all applications for Letters Patent that have been or may be filed for any such invention in any country of the world and all Letters Patent that may be granted on any such invention in any country of the world, and all extensions, renewals, and reissues thereof, constituting all patent rights made or developed pursuant to the Prior Services Agreement that have, pursuant to the provisions thereof, previously been assigned by CRX to CRX-SG.

“Project Intellectual Property” shall mean any and all data, writings (irrespective of whether in written or electronic form), information (tangible and intangible), processes, methods, inventions, discoveries, improvements, trade secrets, works of authorship and technology in any form whatsoever, and any and all patent, copyright and other intellectual property rights therein, resulting from or generated, made or developed by or on behalf of CRX in the performance of the services provided to CRX-SG under the Prior Services Agreement to the extent any of the foregoing covers novel therapeutic combination therapies for Infectious Disease, but excluding, without limitation, any process, methods, inventions, discoveries, improvements, trade secrets, works of authorship and technology related solely to the CRX Technology.

2. Ownership and Assignment of Patent Rights.

CRX and CRX-SG hereby agree that the Previously Assigned Patent Rights listed on Exhibit A are owned by and vest solely and exclusively in CRX-SG under the terms of the Prior Services Agreement. Without prejudice to the foregoing, CRX hereby transfers and assigns to CRX-SG:

a.	all rights, title and interests, including all intellectual property rights anywhere in the world, whether registered or not, and all benefits and rights to sue or obtain relief for any past, current or future infringement or violation of such rights, in and to the Agreement IP Rights throughout all countries of the world and in perpetuity; and

b.	all rights of action, powers and benefits arising from ownership of the Agreement IP Rights throughout all countries of the world and in perpetuity, including without limitation, the right to sue for damages and other legal and equitable remedies in respect of all causes of action arising prior to, on or after the Effective Date.

CRX hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States and any official of any country of the world whose duty it is to issue patents on applications as described above, to issue all Letters Patent for the invention(s) to CRX-SG or its lawful successors or assigns, in accordance with the terms of this Assignment.

To the extent that any rights, title and interests, including all intellectual property rights anywhere in the world, whether registered or not, and all benefits and rights to sue or obtain relief for any past, current or future infringement or violation of such rights, in and to the Agreement IP Rights (or any part thereof) in any country of the world may remain or become vested in CRX or its related corporations notwithstanding Section 2, CRX shall and hereby agrees, at CRX-SG’s prior written request and at CRX-SG’s expense, to irrevocably assign, transfer and convey and/or undertake to procure that such related corporations shall irrevocably assign, transfer and convey, absolutely and unconditionally, to CRX-SG, the said rights, title and interests by way of agreement in a form substantially similar to this Assignment.

CRX agrees and confirms that no sums, royalties, payments and/or other charges of any kind shall be payable by CRX-SG to CRX or any of its related corporations under this Assignment for the assignment and conveyance of the Agreement IP Rights.

CRX confirms that the assignment set out in Section 2 includes the assignment of all the benefits of all patent and design applications, in any country of the world, comprised in the Agreement IP Rights and the assignment of all intellectual property rights in and to the inventions and subject matter of patents, in all countries of the world, comprised in the Agreement IP Rights.

3. Confirmation of Rights. For the avoidance of doubt, (i) the Previously Assigned

Patent Rights listed on Exhibit A and the subject matter listed on Exhibit B comprise substantially all of the Agreement IP Rights, (ii) except as expressly provided in this Assignment with respect to the Agreement IP Rights, CRX-SG has no right or interest in or under any intellectual property now or previously owned or controlled by CRX other than the Agreement IP Rights and all CRX Technology shall remain the sole and exclusive property of CRX and (iii) CRX has no right or interest in or under any intellectual property of CRX-SG currently filed or filed by CRX-SG in the future, and all Agreement IP Rights shall remain the sole and exclusive property of CRX-SG.

CRX shall promptly discontinue all use of the Project Intellectual Property in any form or manner. CRX hereby represents, warrants and undertakes with CRX-SG that CRX has not (i) granted any third party any right, licence or sub-licence to use the Project Intellectual Property in any manner or (ii) permitted any third party to use or exploit the Project Intellectual Property, except the agreements by and among CRX and CRX-SG with the Liverpool School of Tropical Medicine relating to the A-WOL Consortium, which are terminating with respect to CRX as of the Effective Date.

4.	Perfection, Assistance and Recordal.

	a.	At CRX-SG’s prior written request and at CRX-SG’s expense, CRX undertakes to do any and all acts and execute any and all documents in such manner and at such location as may be required by CRX-SG in CRX-SG’s discretion to: (i) protect, perfect or enforce any of the rights, privileges and entitlements granted or promised to CRX-SG by this Assignment; and (ii) enable CRX-SG to pursue or prosecute any application in respect of the Agreement IP Rights to registration in favour of CRX-SG or such other party as CRX-SG may direct. For the purposes of the provisions above and without prejudice to its generality, CRX hereby undertakes at the request of CRX-SG to sign and execute such formal assignment documents as may be required by the relevant registries anywhere in the world, in the form required by such registry and/or substantially in the form as set out in Exhibit D.

	b.	CRX undertakes to reasonably cooperate with CRX-SG in any proceedings for infringement of any Agreement IP Rights, including providing such information as CRX-SG may reasonably request, provided that CRX-SG shall reimburse any costs or expenses incurred by CRX in providing such cooperation.

	c.	CRX hereby authorises the recordal of this Assignment with the relevant patent or other Intellectual Property Rights registries anywhere in the world by agents appointed by CRX-SG.

	d.	As security for the performance by CRX of its obligations under this Agreement, if CRX shall have failed following 14 days' notice from CRX-SG to perform any act or execute any document referred to in this Section 4, CRX-SG shall have the right to do so in the place and stead of CRX as the lawfully appointed attorney of CRX and CRX undertakes to confirm and ratify and be bound by any and all of the actions of CRX-SG pursuant to this Clause and such authority and appointment shall take effect as an irrevocable appointment.

	e.	CRX shall furnish, deliver, divulge, transfer, disclose, impart or otherwise communicate to CRX-SG, the Delivery Materials in its possession, where “Delivery Materials” means the most up-to-date and complete data, media, documents, reports and shall be deemed to include the materials listed in Exhibit C.

5.	Disclaimers.

	a.	EACH PARTY PROVIDES OR HAS PROVIDED THE

AGREEMENT IP RIGHTS, ON AN “AS IS” BASIS, WITHOUT

ANY WARRANTY WHATSOEVER, AND HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING FROM CUSTOM OR TRADE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF

MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. EACH PARTY UNDERSTANDS AND AGREES THAT THE AGREEMENT IP RIGHTS MAY BE INCORRECT OR INCOMPLETE AND MAY HAVE DEFECTS, AND THAT THE ASSIGNING OR GRANTING PARTY SHALL HAVE NO LIABILITY TO THE RECEIVING PARTY OR ANY THIRD PARTY IN CONNECTION THEREWITH.

	b.	NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY

DAMAGES ARISING UNDER OR OUT OF THE ASSIGNMENT HEREUNDER, REGARDLESS OF WHETHER ADVISED BEFOREHAND OF THE POSSIBILITY OF SUCH DAMAGES.

6.	Prosecution, Maintenance and Enforcement of Agreement IP Rights

	a.	Prosecution and Maintenance. CRX-SG shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain any patent right included in the Agreement IP Rights throughout the world at CRX-SG’s expense.

	b.	Enforcement of Agreement IP Rights. CRX-SG shall have the exclusive right but not the obligation, at CRX-SG’s sole cost and expense, to take action to obtain a discontinuance of infringement or bring suit or otherwise to take appropriate action with respect to any alleged, actual or threatened infringement or other improper use of any Agreement IP Rights. At the reasonable request of CRX-SG, CRX shall render to CRX-SG reasonable cooperation in respect of such actions at CRX-SG’s expense.

7.	Miscellaneous.

	a.	This Assignment shall be governed in all respects by the laws of the Commonwealth of Massachusetts without regard to conflicts of law principles.

	b.	In the event any proceeding or lawsuit is brought by either party in connection with this Assignment, each party shall bear its own attorneys’ fees and costs.

c.	The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

d.	Each of the Parties will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all further acts, documents and things as the other Party may reasonably require from time to time for the purpose of giving effect to this Assignment and will use reasonable efforts and take all steps as may be reasonably within its power to implement to their full extent the provisions of this Assignment.

e.	In the event that any provision of this Assignment shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Assignment unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

f.	This Assignment will be binding upon and inure to the benefit of the parties and their successors and assigns.

g.	This Assignment may be executed simultaneously in two (2) or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

h.	This Assignment together with the exhibit hereto completely and exclusively states the agreement of the parties regarding its subject matter. This Assignment supersedes, and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter, including the Prior Services Agreement. This Assignment shall not be modified except by a subsequently dated written amendment signed by both parties. Any purported oral amendment to this Assignment shall have no effect.

     IN WITNESS WHEREOF, each party has caused this Assignment to be executed in its name by its duly authorized representative.

CRX:		CRX-SG:
COMBINATORX, INCORPORATED		ExCRX Singapore Pte. Ltd.
(f.k.a. COMBINATORX (SINGAPORE)
PTE LTD)
By /s/ Robert Forrester		By /s/ Yeo Su Ling
Name: Robert Forrester		Name: Yeo Su Ling
Title:	EVP and CFO	Title:	Director
Date:	June 2, 2009	Date:	June 2, 2009

Exhibit A

Previously Assigned Patent Rights

Exhibit B

Project Intellectual Property Rights

Exhibit C

Delivery Materials

Exhibit D

Form Assignment